THIRD AMENDMENT TO LICENSE AGREEMENT

THIS THIRD AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is made and entered into as of August 31, 2011 (“Amendment Effective Date”), by and between Cedars-Sinai Medical Center, a California nonprofit public benefit corporation (“CSMC”), and Arrogene Nanotechnology, Inc., a California corporation (“ANTI”), under the following circumstances:

A.

CSMC and ANTI entered into a License Agreement dated December 23, 2009 (the “Agreement”), as amended by the First Amendment to License Agreement dated December 8, 2010 (“First Amendment”) and the Second Amendment to License Agreement dated June 30, 2011, whereby CSMC granted to ANTI a license in and to certain technology (as defined in the Agreement) pursuant to the terms and conditions of the Agreement.

B.

ANTI has requested and CSMC has agreed to modify certain terms set forth in the Agreement, including extending certain time periods.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Recitals; Defined Terms.  The parties hereby acknowledge and agree that the Recitals of this Amendment are true and accurate.  Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.

Amendment to Agreement.  The parties hereby agree that the dates set forth in Sections 2.7(a) and 4.1 of the Agreement, Section 1 of Schedule D to the Agreement, and Section 2(d) of the Second Amendment are hereby extended to October 31, 2011.

3.

Other Provisions.  This Amendment is a revision to the Agreement only, it is not a novation thereof.  Except as otherwise provided herein, the terms and conditions of the Agreement shall remain in full force and effect.  Upon the Amendment Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

4.

Reaffirmation of Representations and Warranties.  ANTI reaffirms each of its representations and warranties set forth in the Agreement as if such representations and warranties were set forth in full in this Amendment.  ANTI also acknowledges to CSMC that, as of the date of this Amendment, it is not in default under the Agreement, nor has it breached any of the provisions of the Agreement.  ANTI affirms to CSMC that, as of the date of this Amendment, it does not have any defenses, offsets or counterclaims against CSMC with respect to the Agreement.

5.

Further Assurances.  Each of the parties hereto shall execute such further documents and instruments, and do all such further acts, as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Amendment.

6.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to License Agreement as of the day and year first above written.

ARROGEN NANO TECHNOLOG , INC.

      By  /s/ Maurizio Vecchione

Maurizio Vecchione CEO

 CEDARS-SINAI MEDICAL CENTER

By:  Edward M. Prunchunas

Edward M. Prunchunas

Senior Vice President & CFO

By:  /s/ Richard S. Katzman

Vice President for Academic Affairs

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